Exhibit 99.1

Exa Reports First Quarter Fiscal 2015 Financial Results

Reports 10% Year-over-Year Revenue Growth and Increases Full Year Revenue Guidance

Appoints Richard Gilbody as Chief Financial Officer

Burlington, Mass., May 29, 2014 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the first quarter of fiscal 2015, which ended April 30, 2014. Separately, the Company also announced that it has appointed Richard Gilbody as Chief Financial Officer, effective June 1, 2014.

“Revenue for the first quarter was $13.8 million, an increase of 10% from a year ago. This was at the lower end of our guidance, as a few customers delayed projects at the end of the quarter,” said Stephen Remondi, President and Chief Executive Officer of Exa. “These delays do not diminish our outlook for project revenue for the year. More importantly, we have converted a number of customers from project-based activity to license subscriptions. These significant transitions are expected to improve our license revenue growth rates to double-digits for the balance of the year and give us confidence to raise the lower end of our prior full year revenue expectations. As we progress through fiscal 2015, we expect investments that we have been making in sales and technology to further strengthen our market position and contribute to healthy growth for the remainder of the year.”

Remondi added, “Additionally, we are pleased to have Rick Gilbody joining our executive team and believe that with his deep experience with public companies in their growth stage, he will be able to make valuable contributions in helping our business continue to scale.”

First Quarter Fiscal 2015 Financial Highlights

Revenue

•	Total revenue for the first quarter of fiscal 2015 was $13.8 million, an increase of 10% compared to $12.5 million in the comparable period in fiscal 2014. On a constant currency basis, total revenue also increased 10% when compared with the corresponding period in fiscal 2014.

•	License revenue was $11.7 million for the first quarter of fiscal 2015, compared to $10.7 million in the comparable period in fiscal 2014, representing an increase of 9%, or 8% on a constant currency basis.

•	Project revenue was $2.1 million for the first quarter of fiscal 2015, an increase of 17%, or 18% on a constant currency basis, compared to $1.8 million in the first quarter of fiscal 2014.

Profitability

•	GAAP loss from operations was $(1.6) million in the first quarter of fiscal 2015, compared to GAAP loss from operations of $(0.5) million in the comparable period in fiscal 2014.

•	Non-GAAP loss from operations was $(1.2) million in the first quarter of fiscal 2015, compared to non-GAAP loss from operations of $(0.1) million in the comparable period in fiscal 2014.

•	Adjusted EBITDA was $(0.6) million in the first quarter of fiscal 2015, compared to adjusted EBITDA of $0.3 million in the comparable period in fiscal 2014.

•	GAAP net loss was $(17.2) million in the first quarter of fiscal 2015, compared to a GAAP net loss of $(0.5) million for the comparable period in fiscal 2014. GAAP net loss per share was $(1.28), based on 13.5 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.04) for the comparable period in fiscal 2014, based on 13.3 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(16.9) million, or $(1.25) per diluted share in the first quarter of fiscal 2015, compared to a non-GAAP net loss of $(0.3) million, or $(0.02) per diluted share, in the comparable period in fiscal 2014.

•	Included in GAAP net loss and non-GAAP net loss for the first quarter is a $14.5 million non-cash charge to record a valuation allowance against net deferred tax assets in the United States, as well as a $0.7 million non-cash write-off of state deferred tax assets associated with a cumulative change in ownership for tax purposes.

Balance Sheet

•	The company had $32.6 million in cash and cash equivalents as of April 30, 2014, compared to $28.8 million as of January 31, 2014.

Business Outlook

Based on information available as of May 29, 2014, Exa is providing second quarter and fiscal 2015 guidance as indicated below.

Second Quarter Fiscal 2015:

•	Total revenue is expected to be in the range of $14.2 million to $14.8 million.

•	Adjusted EBITDA is expected to be in the range of $(0.2) million to $0.3 million.

•	GAAP net loss is expected to be in the range of $(0.8) million to $(0.5) million.

•	Non-GAAP net loss is expected to be in the range of $(0.5) million to $(0.2) million.

•	Basic share count for the second quarter is estimated to be 13.8 million shares.

•	Diluted share count for the second quarter is estimated to be 14.8 million shares.

Full Year Fiscal 2015:

•	Total revenue is expected to be in the range of $61.0 million to $63.0 million, an increase from prior guidance of $60.5 million to $63.0 million.

•	Adjusted EBITDA is expected to be in the range of $2.6 million to $3.2 million.

•	GAAP net loss is expected to be in the range of $(16.7) million to $(16.4) million, including non-cash tax charges of $15.2 million in the first quarter.

•	Non-GAAP net loss is expected to be in the range of $(15.3) million to $(14.9) million, including non-cash tax charges of $15.2 million in the first quarter.

•	Basic share count for the full year is estimated to be 13.7 million shares.

•	Diluted share count for the full year is estimated to be 14.8 million shares.

The above guidance assumes an exchange rate of 1.37 US dollars per Euro and 103.0 Japanese yen per US dollar for fiscal year 2015.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP income (loss) from operations and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s first quarter fiscal 2015 financial results conference call

When:	Thursday, May 29, 2014

Time:	5:00 p.m. ET

Webcast:	http://investor.exa.com (live and replay)

Live Call:	(877) 878-2664, Domestic

(970) 315-0423, International

Replay:	(855) 859-2056, Passcode 46896935, Domestic

(404) 537-3406, Passcode 46896935, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non- GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, loss on extinguishment of debt, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Exa’s simulation solutions enable customers to gain crucial insight into design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, Exa’s customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2014 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	April 30, 2014	January 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$32,592	$28,753
Accounts receivable	13,862	27,245
Deferred tax assets	256	2,213
Prepaid expenses and other current assets	2,453	2,108

Total current assets	49,163	60,319
Property and equipment, net	7,043	7,356
Intangible assets, net	2,658	2,745
Deferred tax assets	41	13,306
Other assets	1,168	1,123

Total assets	$60,073	$84,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$904	$1,684
Accrued expenses	6,432	10,285
Current portion of deferred revenue	28,164	30,594
Current maturities of capital lease obligations	2,082	2,426

Total current liabilities	37,582	44,989
Deferred revenue	14	273
Capital lease obligations	2,184	2,695
Other long-term liabilities	540	528
Deferred rent	715	831

Total liabilities	41,035	49,316

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,778,697 and 13,388,712 shares issued, respectively; 13,746,195 and 13,356,210 shares outstanding, respectively	14	13
Additional paid-in capital	85,884	85,201
Accumulated deficit	(66,941)	(49,721)
Treasury stock (32,502 common shares, at cost)	—	—
Accumulated other comprehensive income	81	40

Total stockholders’ equity	19,038	35,533

Total liabilities and stockholders’ equity	$60,073	$84,849

EXA CORPORATION

Consolidated Statements of Operations and Statements of Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2014	2013

Revenue:
License revenue	$11,660	$10,692
Project revenue	2,110	1,796

Total revenues	13,770	12,488

Operating expenses (1):
Cost of revenues	4,596	3,671
Sales and marketing	2,567	2,117
Research and development	5,102	4,386
General and administrative (2)	3,122	2,771

Total operating expenses	15,387	12,945

Loss from operations	(1,617)	(457)

Other expense, net:
Foreign exchange (loss) gain	(44)	37
Interest expense	(83)	(381)
Interest income	4	4
Other income, net	—	2

Total other expense, net	(123)	(338)

Loss before income taxes	(1,740)	(795)
(Provision) benefit for income taxes	(15,480)	254

Net loss	$(17,220)	$(541)

Net loss per share:
Basic	$(1.28)	$(0.04)
Diluted	$(1.28)	$(0.04)
Weighted average shares outstanding used in computing net loss per share:
Basic	13,499,919	13,296,098
Diluted	13,499,919	13,296,098

Comprehensive loss:
Net loss	$(17,220)	$(541)
Foreign currency translation adjustments	41	(2)

Comprehensive loss	$(17,179)	$(543)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2014	2013

Cost of revenues	$38	$31
Sales and marketing	75	50
Research and development	156	77
General and administrative	101	87

Total	$370	$245

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended April 30,
	2014	2013

General and administrative	$87	$88

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended April 30,
	2014	2013
Cash flows provided by operating activities:
Net loss	$(17,220)	$(541)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	663	496
Stock-based compensation expense	370	245
Deferred rent expense	(114)	(76)
Non-cash interest	—	122
Deferred income taxes	15,222	(487)
Net change in operating assets and liabilities:
Accounts receivable	13,352	23,706
Prepaid expenses and other current assets	(346)	(15)
Other assets	(45)	(36)
Accounts payable	(782)	(973)
Accrued expenses	(3,742)	(2,322)
Other liabilities	12	33
Deferred revenue	(2,695)	(1,618)

Net cash provided by operating activities	4,675	18,534

Cash flows used in investing activities:
Purchases of property and equipment	(366)	(336)

Net cash used in investing activities	(366)	(336)

Cash flows used in financing activities:
Proceeds from stock option exercises	314	29
Payments of long-term debt	—	(331)
Payments of capital lease obligations	(855)	(520)

Net cash used in financing activities	(541)	(822)

Effect of exchange rate changes on cash	71	(154)

Net increase in cash and cash equivalents	3,839	17,222

Cash and cash equivalents, beginning of period	28,753	30,716

Cash and cash equivalents, end of period	$32,592	$47,938

Supplemental cash flow disclosures:
Cash paid for interest	$83	$264
Cash paid for income taxes	$171	$121
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$—	$43

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended
	April 30,
	2014	2013

Net loss	$(17,220)	$(541)
Add back:
Depreciation and amortization	663	496
Interest expense, net	79	377
Other income, net	—	(2)
Foreign exchange loss (gain)	44	(37)
Provision (benefit) for income taxes	15,480	(254)

EBITDA	(954)	39
Stock-based compensation expense	370	245

Adjusted EBITDA	$(584)	$284

Non-GAAP operating loss:

	Three Months Ended
	April 30,
	2014	2013

Operating loss	$(1,617)	$(457)
Add back:
Stock-based compensation expense	370	245
Amortization of acquired intangible assets	87	88

Non-GAAP operating loss	$(1,160)	$(124)

Non-GAAP net loss:

	Three Months Ended
	April 30,
	2014	2013

Net loss	$(17,220)	$(541)
Add back:
Stock-based compensation expense	370	245
Amortization of acquired intangible assets	87	88
Income tax effect (1)	(160)	(116)

Non-GAAP net loss	$(16,923)	$(324)

Non-GAAP net loss, per diluted share:

	Three Months Ended
	April 30,
	2014	2013

Net loss, per diluted share (2)	$(1.28)	$(0.04)
Add back:
Stock-based compensation expense	0.03	0.02
Amortization of acquired intangible assets	0.01	0.01
Income tax effect (1)	(0.01)	(0.01)

Non-GAAP net loss, per diluted share (2)(3):	$(1.25)	$(0.02)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 13.5 million and 13.3 million for the three months ended April 30, 2014 and 2013, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended July 31, 2014	Year Ended January 31, 2015

Net loss	$(0.8) - (0.5)	$(16.7) - (16.4)
Add back:
Depreciation and amortization	0.7	3.0
Interest expense, net	0.1	0.4
(Benefit) provision for income taxes	(0.6) - (0.4)	14.1 - 14.4

EBITDA	(0.6) - (1.0)	0.8 - 1.4
Stock-based compensation expense	0.4	1.8

Adjusted EBITDA	$(0.2) - 0.3	$2.6 - 3.2

Non-GAAP net loss:

(in millions)	Three Months Ended July 31, 2014	Year Ended January 31, 2015

Net loss	$(0.8) - (0.5)	$(16.7) - (16.4)
Add back:
Stock-based compensation expense	0.4	1.8
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2)	(0.8) - (0.7)

Non-GAAP net loss	$(0.5) - (0.2)	$(15.3) - (14.9)

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.